EXHIBIT 99.1

HealthWarehouse.com, Inc. Secures $1 Million in Debt Financing

CINCINNATI, December 16, 2009 — HealthWarehouse.com, Inc. (OTC Bulletin Board: HEWA) an online U.S. mail-order pharmacy, today announced it had secured $1 million in 12% per annum short term debt financing.  The structure of the debt facility is an initial drawdown of $500,000, with accrued interest and principal repayable in one year. The second drawdown of $500,000 with accrued interest and principal repayable in one year from its funding, is subject to the Company becoming cashflow positive for any calendar month prior to December 15, 2010.

The funds from this financing will provide working capital while also providing resources for the expansion of the Company go-to-market capabilities.

About HealthWarehouse.com, Inc.

HealthWarehouse.com, Inc. (TICKER: HEWA) is a leading online mail-order pharmacy headquartered in Cincinnati, Ohio. HealthWarehouse.com's mission is to provide affordable healthcare to every American. With a 99% positive customer rating, HealthWarehouse.com has become one of the fastest growing online pharmacies in the United States. HealthWarehouse.com only sells drugs which are FDA-approved and legal for sale in the United States. Visit us online at http://www.HealthWarehouse.com.

Forward-Looking Statements

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of HealthWarehouse.com’s future performance, statements of HealthWarehouse.com’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although HealthWarehouse.com believes that its current expectations are based on reasonable assumptions, it cannot assure you that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and HealthWarehouse.com expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

This release is provided for informational purposes only and should not be construed as a solicitation to invest.

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Contacts:
Investor Relations	Public Relations
Pat Delaney, 914-374-1312	Ryan Dolder, 513-919-4569
ir@healthwarehouse.com	rdolder@healthwarehouse.com